Exhibit 10.2

August 13, 2019

Mr. Patrick White

58 Bosworth Field

Mendon, NY 14506

Re:	Amendment of Employment Agreement

Dear Patrick:

This letter agreement modifies your Employment Agreement, dated August 15, 2017, that recently automatically renewed (the “Agreement”). In consideration of the mutual promises contained in this letter agreement, VerifyMe, Inc. (“VRME”) and you agree as follows:

1.	The Agreement’s term shall be reduced to one year and the automatic renewal clause shall be deleted;

2.	VRME shall grant you 500,000 five-year vested Incentive Stock Options exercisable at fair market value under the 2017 Equity incentive Plan and subject to your executing VRME’s standard Incentive Stock Option Agreement.

3.	Because VRME cannot afford to pay it, you agree to defer $100,000 (the “Deferral”) which is due to you on August 15, 2019 for one year or August 15, 2020; and

4.	Also because the Company cannot afford to pay your full salary, you agree to defer $50,000 of your annual salary until August 15, 2020.

In all other respects, the Agreement is ratified and confirmed.

Clinton Square, 75 S. Clinton Ave, Suite 510 | Rochester, NY 14604

Phone: 585-736-9400 |  www.verifyme.com | OTCQB:VRME

The terms contained in this letter agreement are subject to approval of VRME’s Board of Directors.

Sincerely yours,

VerifyMe, Inc.

/s/ Norman Gardner
By: Norman Gardner
Chairman

I hereby agree to the foregoing:

/s/ Patrick White

Patrick White